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                                                                     EXHIBIT 2-1



                LIST OF EXHIBITS TO PLAN AND AGREEMENT OF MERGER



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EXHIBIT                                                                               SEQUENTIALLY
NUMBER                              DESCRIPTION OF EXHIBITS                           NUMBERED PAGE
- ------       ------------------------------------------------------------------------ -------------
   1.     -- Schedule 3.2 -- Caremark Options
   2.     -- Schedule 3.3 -- Caremark Subsidiaries
   3.     -- Schedule 3.8 -- Caremark Contracts
   4.     -- Schedule 3.10 -- Caremark Legal Proceedings
   5.     -- Schedule 3.11 -- Caremark Subsequent Events
   6.     -- Schedule 3.14 -- Caremark Employee Benefit Plans
   7.     -- Schedule 3.15 -- Caremark Compliance with Laws
   8.     -- Schedule 3.16 -- Caremark Regulatory Approvals
   9.     -- Schedule 5.2 -- MedPartners/Mullikin Options
  10.     -- Schedule 5.4 -- MedPartners/Mullikin Subsidiaries
  11.     -- Schedule 5.9 -- MedPartners/Mullikin Contracts
  12.     -- Schedule 5.11 -- MedPartners/Mullikin Legal Proceedings
  13.     -- Schedule 5.12 -- MedPartners/Mullikin Subsequent Events
  14.     -- Schedule 5.15 -- MedPartners/Mullikin Employee Benefit Plans
  15.     -- Schedule 5.16 -- MedPartners/Mullikin Compliance with Laws
  16.     -- Schedule 5.17 -- MedPartners/Mullikin Regulatory Approvals
  17.     -- Exhibit 7.13 -- Form of "Affiliate" Letter
  18.     -- Exhibit 9.2(d) -- Form of Opinion from Wachtell Lipton Rosen & Katz
  19.     -- Exhibit 9.3(d) -- Form of Opinion for Haskell Slaughter & Young, L.L.C.
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